Exhibit 99.1
Fabrinet Announces Fourth Quarter and Fiscal Year 2026 Financial Results
•Record Fourth Quarter Revenue Exceeds Guidance Range
•Record Fiscal Year 2026 Revenue Increases 36% Year-over-year
BANGKOK, Thailand – August 17, 2026 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 26, 2026.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “Our fourth quarter was exceptional, capping off a remarkable year of accelerating growth and strong momentum. We achieved record quarterly revenue of $1.316 billion, exceeding our guidance range, and increasing 45% from a year ago. Through excellent execution, our non-GAAP EPS grew even faster, and also reached a new all-time high. For the full fiscal year, revenue increased 36% to $4.6 billion. As we look to fiscal year 2027, we remain very optimistic about the strength of our business and durability in the growth trends we are seeing, as multiple, significant growth drivers across our business contribute to our success.”
Fourth Quarter Fiscal Year 2026 Financial Highlights
GAAP Results
•Revenue for the fourth quarter of fiscal year 2026 was $1,315.8 million, compared to $909.7 million for the fourth quarter of fiscal year 2025.
•GAAP net income for the fourth quarter of fiscal year 2026 was $139.3 million, compared to $87.2 million for the fourth quarter of fiscal year 2025.
•GAAP net income per diluted share for the fourth quarter of fiscal year 2026 was $3.83, compared to $2.42 for the fourth quarter of fiscal year 2025.
Non-GAAP Results
•Non-GAAP net income for the fourth quarter of fiscal year 2026 was $149.1 million, compared to $95.6 million for the fourth quarter of fiscal year 2025.
•Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2026 was $4.10, compared to $2.65 for the fourth quarter of fiscal year 2025.
Fiscal Year 2026 Financial Highlights
GAAP Results
•Revenue for fiscal year 2026 was $4.64 billion, compared to $3.42 billion for fiscal year 2025.
•GAAP net income for fiscal year 2026 was $473.0 million, compared to $332.5 million for fiscal year 2025.
•GAAP net income per diluted share for fiscal year 2026 was $13.05, compared to $9.17 for fiscal year 2025.
Non-GAAP Results
•Non-GAAP net income for fiscal year 2026 was $510.9 million, compared to $368.8 million for fiscal year 2025.
•Non-GAAP net income per diluted share for fiscal year 2026 was $14.09, compared to $10.17 for fiscal year 2025.

Business Outlook
Based on information available as of August 17, 2026, Fabrinet is issuing guidance for its first fiscal quarter ending September 25, 2026, as follows:
•Fabrinet expects first quarter revenue to be in the range of $1.375 billion to $1.425 billion.
•GAAP net income per diluted share is expected to be in the range of $3.39 to $3.54, based on approximately 36.3 million fully diluted shares outstanding.

•Non-GAAP net income per diluted share is expected to be in the range of $4.10 to $4.25, based on approximately 36.3 million fully diluted shares outstanding.
Guidance for non-GAAP net income per diluted share excludes share-based compensation expenses and certain non-recurring items. A reconciliation of non-GAAP net income per diluted share to the corresponding GAAP measure is available at the end of this press release.
Conference Call Information

What:	Fabrinet Fourth Quarter Fiscal Year 2026 Financial Results Call
When:	August 17, 2026
Time:	5:00 p.m. ET
Live Call and Replay:	https://investor.fabrinet.com/events-and-presentations/events
A recorded version of this webcast will be available approximately two hours after the call and accessible at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.
About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, and Israel. For more information visit: www.fabrinet.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include (1) our optimism about the strength of our business and durability in the growth trends we are seeing, and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2027. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in general economic conditions, either globally or in our markets, and the risk of recession or an economic downturn; disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials; less customer demand for our products and services than forecasted; less growth in the data center, communications infrastructure, and automotive, industrial and other markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel and the U.S.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2026. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, we provide investors with certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, we use some of these non-GAAP financial measures to measure company performance for the purposes of determining employee incentive plan compensation.

Non-GAAP gross profit, non-GAAP operating profit, non-GAAP net income and non-GAAP net income per diluted share exclude: share-based compensation expenses; severance payment and others; restructuring and other related costs; legal and litigation costs; non-marketable equity securities revaluation; and charges arising from the implementation or application of the OECD Pillar Two global minimum tax framework, including charges resulting from changes in implementing regulations, administrative guidance or related governmental measures. We have excluded these items in order to enhance investors’ understanding of our underlying operations.
Non-GAAP free cash flow is net cash provided by (used in) operating activities, minus capital expenditures (purchase of property, plant and equipment). We use free cash flow to measure our ability to generate additional cash from our business operations.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 26, 2026	June 27, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$346,711	$306,425
Short-term investments	528,344	627,819
Trade accounts receivable, net of allowance for expected credit losses of $1,050 and $1,344, respectively	1,017,933	758,894
Inventories	1,021,235	581,015
Prepaid expenses	49,915	38,476
Other current assets	195,571	116,210
Total current assets	3,159,709	2,428,839
Non-current assets
Long-term restricted cash	704	—
Property, plant and equipment, net	615,067	380,640
Intangibles, net	2,458	2,156
Operating right-of-use assets	3,974	5,768
Deferred tax assets	19,229	13,406
Non-marketable equity securities	89,103	—
Other non-current assets	20,717	623
Total non-current assets	751,252	402,593
Total Assets	$3,910,961	$2,831,432
Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	1,005,761	637,417
Fixed assets payable	86,018	40,781
Operating lease liabilities, current portion	1,189	1,792
Income tax payable	63,469	7,939
Accrued payroll, bonus and related expenses	29,850	24,566
Accrued expenses	56,549	30,630
Severance liabilities, current portion	2,319	—
Other payables	157,470	66,717
Total current liabilities	1,402,625	809,842
Non-current liabilities
Deferred tax liability	1,654	1,595
Operating lease liabilities, non-current portion	2,824	3,679
Severance liabilities, non-current portion	31,776	31,225
Other non-current liabilities	17,826	3,279
Total non-current liabilities	54,080	39,778
Total Liabilities	1,456,705	849,620
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 26, 2026 and June 27, 2025)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 39,722,708 shares and 39,602,152 shares issued as of June 26, 2026 and June 27, 2025, respectively; and 35,834,864 shares and 35,728,074 shares outstanding as of June 26, 2026 and June 27, 2025, respectively)	397	396
Additional paid-in capital	251,854	237,881
Less: Treasury shares (3,887,844 shares and 3,874,078 shares as of June 26, 2026 and June 27, 2025, respectively)	(365,287)	(360,056)
Accumulated other comprehensive income (loss)	968	10,294
Retained earnings	2,566,324	2,093,297
Total Shareholders’ Equity	2,454,256	1,981,812
Total Liabilities and Shareholders’ Equity	$3,910,961	$2,831,432

FABRINET
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Year Ended
(in thousands of U.S. dollars, except per share data)	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
	(unaudited)	(unaudited)	(unaudited)
Revenues	$1,315,788	$909,692	$4,641,097	$3,419,327
Cost of revenues	(1,157,737)	(798,401)	(4,084,586)	(3,005,978)
Gross profit	158,051	111,291	556,511	413,349
Selling, general and administrative expenses	(23,685)	(22,166)	(93,507)	(87,466)
Restructuring and other related costs	(117)	(69)	(117)	(1,436)
Operating income	134,249	89,056	462,887	324,447
Interest income	7,025	7,770	32,418	40,162
Interest expense	(84)	—	(84)	—
Foreign exchange gain (loss), net	1,151	(3,523)	2,866	(9,251)
Other income (expense), net	57,377	(67)	57,026	(178)
Income before income taxes	199,718	93,236	555,113	355,180
Income tax expense	(60,458)	(6,029)	(82,086)	(22,653)
Net income	139,260	87,207	473,027	332,527
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	(1,793)	246	(3,118)	9,893
Change in net unrealized gain (loss) on derivative instruments	3,288	1,407	(6,094)	2,314
Change in foreign currency translation adjustment	(26)	92	(114)	1,228
Total other comprehensive income (loss), net of tax	1,469	1,745	(9,326)	13,435
Net comprehensive income	$140,729	$88,952	$463,701	$345,962
Earnings per share
Basic	$3.89	$2.44	$13.21	$9.23
Diluted	$3.83	$2.42	$13.05	$9.17
Weighted-average number of ordinary shares outstanding (in thousands of shares)
Basic	35,833	35,788	35,815	36,017
Diluted	36,358	36,084	36,252	36,267

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands of U.S. dollars)	June 26, 2026	June 27, 2025
	(unaudited)
Cash flows from operating activities
Net income	$473,027	$332,527
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	68,371	53,433
(Gain) loss on disposal of property, plant and equipment and intangibles	(693)	(70)
(Gain) loss on non-marketable equity securities	(56,743)	—
Amortization of discount (premium) of short-term investments	(4,724)	(4,563)
Inventory obsolescence impairment	2,681	—
(Reversal of) allowance for expected credit losses	(294)	(285)
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	268	4,963
Share-based compensation	34,630	33,004
Customer warrant	4,800	4,109
Deferred income tax expense (benefit)	(5,107)	(5,726)
Other non-cash expenses	409	131
Changes in operating assets and liabilities
Trade accounts receivable	(259,258)	(165,657)
Inventories	(442,901)	(117,809)
Other current assets and non-current assets	(108,114)	(33,595)
Trade accounts payable	370,753	194,236
Income tax payable	55,530	4,029
Accrued expenses	16,675	13,036
Other payables	94,753	11,522
Severance liabilities	3,743	3,799
Other current liabilities and non-current liabilities	8,919	1,281
Net cash provided by operating activities	256,725	328,365
Cash flows from investing activities
Purchase of short-term investments	(276,207)	(444,149)
Proceeds from sales of short-term investments	12,000	—
Proceeds from maturities of short-term investments	365,289	279,417
Purchases of non-marketable equity securities	(32,360)	—
Purchase of property, plant and equipment	(252,503)	(121,078)
Purchase of intangibles	(1,181)	(738)
Proceeds from disposal of property, plant and equipment	1,387	252
Net cash used in investing activities	(183,575)	(286,296)
Cash flows from financing activities
Repurchase of ordinary shares	(5,231)	(125,733)
Withholding tax related to net share settlement of restricted share units	(25,456)	(21,275)
Net cash used in financing activities	(30,687)	(147,008)
Net increase (decrease) in cash, cash equivalents and restricted cash	$42,463	$(104,939)
Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at the beginning of period	$306,425	$409,973
Increase (decrease) in cash, cash equivalents and restricted cash	42,463	(104,939)
Effect of exchange rate on cash, cash equivalents and restricted cash	(1,473)	1,391
Cash, cash equivalents and restricted cash at the end of period	$347,415	$306,425

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Supplemental disclosures	Year Ended
(in thousands of U.S. dollars)	June 26, 2026	June 27, 2025
	(unaudited)
Cash paid for
Taxes	$29,405	$24,302
Cash received for interest	$33,462	$33,718
Non-cash investing and financing activities
Construction, software and equipment related payables	$86,018	$40,781

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended				Year Ended
(in thousands of U.S. dollars)	June 26, 2026		June 27, 2025		June 26, 2026		June 27, 2025
Revenues	$1,315,788		$909,692		$4,641,097		$3,419,327

Gross profit (GAAP)	$158,051	12.0%	$111,291	12.2%	$556,511	12.0%	$413,349	12.1%
Share-based compensation expenses	2,765		2,573		11,459		10,456
Gross profit (Non-GAAP)	$160,816	12.2%	$113,864	12.5%	$567,970	12.2%	$423,805	12.4%

Reconciliation of GAAP Operating Profit and GAAP Operating Margin to Non-GAAP Operating Profit and Non-GAAP Operating Margin

	Three Months Ended				Year Ended
(in thousands of U.S. dollars)	June 26, 2026		June 27, 2025		June 26, 2026		June 27, 2025
Revenues	$1,315,788		$909,692		$4,641,097		$3,419,327

Operating profit (GAAP)	$134,249	10.2%	$89,056	9.8%	$462,887	10.0%	$324,447	9.5%
Share-based compensation expenses	8,261		8,101		34,630		33,004
Severance payment and others	424		—		1,109		748
Legal and litigation costs	313		250		1,320		1,077
Restructuring and other related costs	117		69		117		1,436
Operating profit (Non-GAAP)	$143,364	10.9%	$97,476	10.7%	$500,063	10.8%	$360,712	10.5%

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS

	Three Months Ended				Year Ended
	June 26, 2026		June 27, 2025		June 26, 2026		June 27, 2025
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$139,260	$3.83	$87,207	$2.42	$473,027	$13.05	$332,527	$9.17
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	2,765	0.08	2,573	0.07	11,459	0.32	10,456	0.29
Total related to cost of revenues	2,765	0.08	2,573	0.07	11,459	0.32	10,456	0.29
Related to selling, general and administrative expenses:
Share-based compensation expenses	5,496	0.15	5,528	0.15	23,171	0.64	22,548	0.62
Legal and litigation costs	313	0.01	250	0.01	1,320	0.03	1,077	0.03
Severance payment and others	424	0.01	—	—	1,109	0.03	748	0.02
Total related to selling, general and administrative expenses	6,233	0.17	5,778	0.16	25,600	0.70	24,373	0.67
Related to restructuring and other related costs:
Restructuring and other related costs	117	0.00	69	0.00	117	0.00	1,436	0.04
Total related to restructuring and other related costs	117	0.00	69	0.00	117	0.00	1,436	0.04
Related to other income and expense:
Non-marketable equity securities revaluation	(56,743)	(1.56)	—	—	(56,743)	(1.56)	—	—
Total related to other income and expense	(56,743)	(1.56)	—	—	(56,743)	(1.56)	—	—
Related to income tax (benefit) expense
Tax provision related to Pillar Two	57,447	1.58	—	—	57,447	1.58	—	—
Total related to income tax (benefit) expense	57,447	1.58	—	—	57,447	1.58	—	—
Total related to net income & EPS	9,819	0.27	8,420	0.23	37,880	1.04	36,265	1.00
Non-GAAP measures	$149,079	$4.10	$95,627	$2.65	$510,907	$14.09	$368,792	$10.17
Shares used in computing diluted net income per share (in thousands of shares)
GAAP diluted shares		36,358		36,084		36,252		36,267
Non-GAAP diluted shares		36,358		36,084		36,252		36,267

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(in thousands of U.S. dollars)	Three Months Ended		Year Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Net cash provided by operating activities	$54,967	$55,093	$256,725	$328,365
Less: Purchase of property, plant and equipment	(91,869)	(50,410)	(252,503)	(121,078)
Non-GAAP free cash flow	$(36,902)	$4,683	$4,222	$207,287

FABRINET
GUIDANCE FOR QUARTER ENDING SEPTEMBER 25, 2026
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share	$3.39 to $3.54
Related to cost of revenues:
Share-based compensation expenses	0.12
Total related to cost of revenues	0.12
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.19
Total related to selling, general and administrative expenses	0.19
Related to income tax (benefit) expense:
Tax provision related to Pillar Two	0.40
Total related to income tax (benefit) expense	0.40
Total related to net income & EPS	0.71
Non-GAAP net income per diluted share	$4.10 to $4.25